AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 8, 1998
                                             REGISTRATION NO. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  ------------

                                    FORM S-8

                              REGISTRATION STATEMENT
                                     UNDER
                            THE SECURITIES ACT OF 1933

                                  ------------

                              INTERCORP EXCELLE INC.
                              ----------------------
              (Exact Name of Registrant as Specified in Its Charter)

                                 ONTARIO, CANADA
                                 ---------------
          (State or Other Jurisdiction of Incorporation or Organization)

                                       N/A
                                       ---
                       (I.R.S. Employer Identification No.)

                1880 ORMONT DRIVE, TORONTO, ONTARIO, CANADA, M9L2V4
                ---------------------------------------------------
           (Address, including Zip Code, of Principal Executive Offices)

                              1997 STOCK OPTION PLAN
                              ----------------------
                            (Full Titles of the Plans)

                                   Copies To:

            ARNOLD UNGER                       JAY M. KAPLOWITZ, ESQ.
       CHIEF EXECUTIVE OFFICER                 ARTHUR S. MARCUS, ESQ.
       INTERCORP EXCELLE INC.       GERSTEN, SAVAGE, KAPLOWITZ & FREDERICKS, LLP
          1880 ORMONT DRIVE                     101 EAST 52ND STREET
    TORONTO, ONTARIO M9L2V4 CANADA            NEW YORK, NEW YORK 10022
           (416) 744-2124                         (212) 752-9700

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X]

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------
TITLE OF SECURITIES   AMOUNT BEING   PROPOSED             PROPOSED         AMOUNT OF
TO BE REGISTERED      REGISTERED     MAXIMUM              MAXIMUM          REGISTRATION FEE
                                     OFFERING PRICE PER   AGGREGATE
                                     SECURITY(1)          OFFERING PRICE
---------------------------------------------------------------------------------------------
Common Stock, no       500,000        $5.50                $2,750,000       $811.25
par value
---------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(1) The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The last sale closing price as reported on the Nasdaq Stock Market on October 6, 1998 (within 5 days prior to the filing of this Registration Statement) was $5.50.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Pursuant to the Note to Part I of the Form S-8, the information required by Part I is not filed with the Securities and Exchange Commission.

     The Company will provide without charge to each person to whom a copy of a Section 10(a) Prospectus hereunder is delivered, upon the oral or written request of such person, a copy of any document incorporated in this Registration Statement by reference, except exhibits to such documents. Requests for such information should be directed to Intercorp Excelle Inc., 1880 Ormont Drive, Toronto, Ontario M9L2V4 Canada, (416) 744-2124.

                                    PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Intercorp Excelle Inc. (the "Company") with the Commission are incorporated herein by reference:

     (1) The Company's Prospectus filed October 10, 1997 filed under Rule 424(b) (File No. 333-7202.

     (2) The Company's Annual Report on Form 10-KSB for the Year Ended January 31, 1998.

     (3)  The Company's Proxy Statement on Form 14A filed on June 1, 1998.

     (4) The Company's Quarterly Reports on Form 10-QSB for the Quarter Ended April 30, 1998 and the Quarter Ended July 31, 1998.

     In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. All information appearing in this Registration Statement is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

     The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon the oral or written request of such person, a copy of any document incorporated in this Registration Statement by reference, except exhibits to such documents. Requests for such information should be directed to Intercorp Excelle Inc., 1880 Ormont Drive, Toronto, Ontario M9L2V4 Canada, (416) 744-2124.

ITEM 4. DESCRIPTION OF SECURITIES

Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS

Not Applicable.

ITEM 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The by-laws of the Company provide that the Company shall indemnify to the fullest extent permitted by Canadian law directors and officers (and former officers and directors) of the Company. Such indemnification includes all costs and expenses and charges reasonably incurred in connection with the defense of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been an officer or director of the Company if such person was substantially successful on the merits in his or her defense of the action and he or she acted honestly and in good faith with a view to the best interests of the Company, and if a criminal or administrative action that is enforced by a monetary penalty, such person had reasonable grounds to believe his or her conduct was lawful.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company and the Underwriters pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the

Company of expenses, incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

5.1           Opinion and Consent of Wildeboer Rand Thomson Apps & Dellece

10.2 1997 Stock Option Plan (Incorporated by reference to the Company's Registration Statement, Form SB-2, Amendment No. 2, filed September 8, 1997)

23.1          Consent of Schwartz Levitsky Feldman, independent auditors

ITEM 9. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to suit information in the registration statement,

PROVIDED, HOWEVER, that paragraphs 9(a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the small business issuer pursuant to Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to any charter provision, by-law, contract, arrangement, statute, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Toronto, Province of Ontario, Canada on the 7th day of October, 1998.

                                  INTERCORP EXCELLE INC.


                                  By: /s/ Arnold Unger
                                      ----------------
                                      Arnold Unger
                                      Co-Chairperson and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

            SIGNATURE                              TITLE                                   DATE
            ---------                              -----                                   ----
     /s/ Arnold Unger             Co-Chairperson and Chief Executive Officer             10/7/98
     ----------------
         Arnold Unger


     /s/ Renee Unger              Co-Chairperson and President                           10/7/98
     ----------------
         Renee Unger


     /s/ Fred Burke               Director, Chief Operating Officer, Chief Financial     10/7/98
     --------------               Officer/Principal Accounting Officer, Secretary
         Fred Burke

     /s/ Lori Gutmann             Director                                               10/7/98
     ----------------
         Lori Gutmann


     /s/ Alysee Unger             Director                                               10/7/98
     ----------------
         Alysee Unger


     /s/ John Rothschild          Director                                               10/7/98
     -------------------
         John Rothschild


     /s/ Taketo Murata            Director                                               10/7/98
     -----------------
         Taketo Murata

                                EXHIBIT INDEX

     5.1    Opinion and Consent of Wildeboer Rand Thomson Apps & Dellece

     10.2   1997 Stock Option Plan (Incorporated by reference from Form SB-2,
            Amendment No. 2 filed September 8, 1997)

     23.1   Consent of Schwartz Levitsky Feldman, independent auditors